Nuveen Churchill Direct Lending Corp. Announces
Third Quarter 2024 Results

Reports Net Investment Income of $0.58 per Share

Declares Fourth Quarter Regular Distribution of $0.45 per Share

NEW YORK, November 7, 2024 - Nuveen Churchill Direct Lending Corp. (NYSE: NCDL) (“NCDL” or the “Company”), a business development company externally managed by its investment adviser, Churchill DLC Advisor LLC (the “Adviser”), and by its sub-adviser, Churchill Asset Management LLC (“Churchill”), today reported financial results for the quarter ended September 30, 2024.
Financial Highlights for the Quarter Ended September 30, 2024
•Net investment income of $0.58 per share
•Net realized and unrealized gain on investments of $0.09 per share
•Net increase in net assets resulting from operations of $0.67 per share
•Net asset value ("NAV") per share of $18.15, compared to $18.03 per share as of June 30, 2024
•Paid third quarter regular distribution of $0.45 per share and the second of four special distributions of $0.10 per share on October 28, 2024, which represents a 12.1% total annualized yield based on the third quarter NAV per share
•Declared fourth quarter regular distribution of $0.45 per share

“We are pleased to report strong third quarter results, including $0.58 per share of net investment income, which fully covered our regular quarterly and special distributions, and an increase in our net asset value per share quarter-over-quarter,” said Ken Kencel, President and Chief Executive Officer of NCDL and Churchill. “Deal activity and originations across the Churchill platform continued at a strong pace this quarter, which benefited NCDL, and we believe the beginning of a rate reduction cycle will spur increased M&A activity in 2025. Looking ahead, we are excited about NCDL’s future prospects, as we believe we are well-positioned to take advantage of the significant opportunity we see in the private credit market and continue to deliver an attractive yield to our shareholders.”
“Our investment portfolio remains strong and healthy, reflecting the quality of the deal flow we have seen over the last several years, as well as our focus on diversification, a continued high-level of selectivity and a differentiated sourcing model,” said Shai Vichness, Chief Financial Officer of NCDL and Churchill. “With the strong originations we experienced during the quarter, we were able to increase our leverage ratio to the mid-point of our target range. Additionally, NCDL continues to have a strong balance sheet and liquidity position, as we have constructed a diversified capital structure that is match-funded to our floating rate assets with no near-term debt maturities.”
Distribution Declaration
The Company’s Board of Directors (the "Board") has declared a fourth quarter 2024 regular distribution of $0.45 per share payable on January 28, 2025 to shareholders of record as of December 31, 2024. On January 10, 2024, the Board declared four special distributions of $0.10 per share, to be paid over a one-year period, with the next distribution payable on January 28, 2025 to shareholders of record as of November 11, 2024.
PORTFOLIO AND INVESTMENT ACTIVITY
As of September 30, 2024, the fair value of the Company's portfolio investments was $2.05 billion across 202 portfolio companies and 26 industries. This compares to $1.99 billion as of June 30, 2024 across 198 portfolio companies and 26 industries.

As of September 30, 2024, the Company’s portfolio based on fair value consisted of approximately 90.1% first-lien loans, 8.3% subordinated debt investments, and 1.7% equity investments. As of June 30, 2024, the Company’s portfolio based on fair value consisted of 90.6% first-lien loans, 7.8% subordinated debt investments, and 1.6% equity investments.
For the three months ended September 30, 2024, the Company funded $203.2 million of portfolio investments and received $155.6 million of proceeds from principal repayments and sales, compared to $305.0 million and $100.0 million for the three months ended June 30, 2024, respectively.
As of September 30, 2024 and June 30, 2024, the weighted average Internal Risk Rating of the portfolio at fair value was 4.2 and 4.1 (4.0 being the initial rating assigned at origination), respectively, and loans on non-accrual status represented 1.4% of total investments at amortized cost (or 0.5% of total investments at fair value) and 1.4% at amortized cost (or 0.5% at fair value), respectively. No new portfolio companies were put on non-accrual status during the quarter.
RESULTS OF OPERATIONS
Investment Income
Investment income, primarily attributable to interest and fees on our debt investments, increased to $60.3 million for the three months ended September 30, 2024, from $41.7 million for the three months ended September 30, 2023, primarily due to increased investment activity driven by an increase in deployed capital, slightly offset by a decrease in the weighted average yield of debt and income producing investments. As of September 30, 2024, the weighted average yield of debt and income producing investments at fair value decreased to 10.9%, compared to 11.9% as of September 30, 2023, as a result of market spread tightening and a decline in base rates.
Net Expenses
Net expenses increased to $28.8 million for the three months ended September 30, 2024, compared to $20.1 million for the three months ended September 30, 2023, primarily due to an increase in interest and debt financing expenses and management fees. Interest and debt financing expenses increased due to higher average daily borrowings, higher average interest rates, and the completion of two debt securitizations on December 7, 2023 and March 14, 2024, respectively. The increase in management fees was driven by the Company's increase in total assets. Under the terms of the advisory agreement, the Adviser is waiving the incentive fee on income and the incentive fee on capital gains for the first five quarters beginning with the calendar quarter in which the IPO was consummated (i.e., beginning with the calendar quarter ended March 31, 2024 through the calendar quarter ending March 31, 2025).
Net Realized Gain (Loss) and Net Change in Unrealized Gain (Loss) on Investments

For the three months ended September 30, 2024, the Company recorded a net realized gain of $1.1 million compared to a realized loss of $(13.1) million for the three months ended September 30, 2023. The increase in the net realized gain was primarily driven by full or partial repayments and sales of certain of our investments. For the three months ended September 30, 2024, the Company recorded a net change in unrealized gain of $4.1 million, which resulted from an increase in fair value primarily attributable to market spread tightening and net positive credit performance of our portfolio companies in the third quarter of 2024. This compares to a net unrealized gain of $11.6 million for the three months ended September 30, 2023.
Financial Condition, Liquidity and Capital Resources
As of September 30, 2024, the Company had $69.4 million in cash and cash equivalents and $1.1 billion in total aggregate principal amount of debt outstanding. Subject to borrowing base and other conditions, the Company had approximately $291.5 million available for additional borrowings under its existing credit facilities, as of September 30, 2024. At September 30, 2024, the Company's debt to equity ratio was 1.11x compared to 1.04x at June 30, 2024. On November 5, 2024, the SMBC Financing Facility was paid down using proceeds from a drawdown under the Company's Corporate Revolving Credit Facility and subsequently terminated.

CONFERENCE CALL AND WEBCAST INFORMATION
Nuveen Churchill Direct Lending Corp. will hold a conference call to discuss its third quarter 2024 financial results today at 11:00 AM Eastern Time. All interested parties may participate in the conference call by dialing (866) 605-1826 approximately 10-15 minutes prior to the call; international callers should dial +1 (215) 268-9877. Participants should reference Nuveen Churchill Direct Lending Corp. when prompted.
A live webcast of the conference call will also be available on the Events section of the Company's website at https://www.ncdl.com/news/events. A replay will be available under the same link following the conclusion of the conference call.
About Nuveen Churchill Direct Lending Corp.
Nuveen Churchill Direct Lending Corp. (“NCDL”) is a specialty finance company focused primarily on investing in senior secured loans to private equity-owned U.S. middle market companies. NCDL has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. NCDL is externally managed by its investment adviser, Churchill DLC Advisor LLC, and by its sub-adviser, Churchill Asset Management LLC ("Churchill"). Both the investment adviser and sub-adviser are affiliates and subsidiaries of Nuveen, LLC (“Nuveen”) the investment management division of Teachers Insurance and Annuity Association of America (“TIAA”) and one of the largest asset managers globally. Churchill is a leading capital provider for private equity-backed middle market companies and operates as the exclusive U.S. middle market direct lending and private capital business of Nuveen and TIAA. Churchill is a registered investment advisor and majority-owned, indirect subsidiary of TIAA.

Forward-Looking Statements
This press release contains historical information and “forward-looking statements” with respect to the business and investments of NCDL, including, but not limited to, statements about NCDL’s future performance and financial performance and financial condition, which involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our industry, our beliefs, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond NCDL’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in NCDL’s filings with the Securities and Exchange Commission, including changes in the financial, capital, and lending markets; general economic, political and industry trends and other external factors, and the dependence of NCDL’s future success on the general economy and its impact on the industries in which it invests. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which NCDL makes them. NCDL does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

Contacts
Investors:
Investor Relations
NCDL-IR@churchillam.com
Media:
Prosek Partners
Madison Hanlon
Pro-churchill@prosek.com
4005941-0425

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(dollars in thousands, except share and per share data)

	September 30, 2024	December 31, 2023
Assets	(Unaudited)
Investments
Non-controlled/non-affiliated company investments, at fair value (amortized cost of $2,075,365 and $1,666,169, respectively)	$2,046,887	$1,641,686
Cash and cash equivalents	69,304	67,395
Restricted cash	50	50
Interest receivable	18,127	17,674
Receivable for investments sold	5,657	3,919
Prepaid expenses	85	13
Other assets	—	127
Total assets	$2,140,110	$1,730,864

Liabilities
Secured borrowings (net of $7,503 and $7,941 deferred financing costs, respectively) (See Note 6)	$1,094,461	$943,936
Payable for investments purchased	2,545	—
Interest payable	15,462	9,837
Due to adviser for expense support (See Note 5)	—	632
Management fees payable	3,873	3,006
Distributions payable	30,037	22,683
Directors’ fees payable	128	96
Accounts payable and accrued expenses	2,995	2,789
Total liabilities	$1,149,501	$982,979

Commitments and contingencies (See Note 7)

Net Assets: (See Note 8)
Common shares, $0.01 par value, 500,000,000 and 500,000,000 shares authorized, 54,571,650 and 41,242,105 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	$546	$412
Paid-in-capital in excess of par value	1,017,248	776,719
Total distributable earnings (loss)	(27,185)	(29,246)
Total net assets	$990,609	$747,885

Total liabilities and net assets	$2,140,110	$1,730,864

Net asset value per share (See Note 10)	$18.15	$18.13

CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Investment income:
Non-controlled/non-affiliated company investments:
Interest income	$57,317	$40,370	$159,413	$110,049
Payment-in-kind interest income	2,503	951	6,024	1,823
Dividend income	16	16	357	56
Other income	444	409	1,170	879
Total investment income	60,280	41,746	166,964	112,807

Expenses:
Interest and debt financing expenses	23,198	16,048	58,860	43,089
Management fees (See Note 5)	3,873	2,722	10,727	7,503
Incentive fees on net investment income	5,496	—	13,030	—
Professional fees	912	730	2,315	2,284
Directors' fees	128	96	383	287
Administration fees (See Note 5)	535	370	1,561	1,029
Other general and administrative expenses	145	125	888	653
Total expenses before expense support and incentive fees waived	34,287	20,091	87,764	54,845
Expense support (See Note 5)	—	—	—	(158)
Incentive fees waived (See Note 5)	(5,496)	—	(13,030)	—
Net Expenses after expense support	28,791	20,091	74,734	54,687
Net investment income	31,489	21,655	92,230	58,120

Realized and unrealized gain (loss) on investments:
Net realized gain (loss) on non-controlled/non-affiliated company investments	1,086	(13,107)	(1,522)	(6,408)
Net change in unrealized appreciation (depreciation):
Non-controlled/non-affiliated company investments	4,050	11,574	(3,995)	(3,805)
Income tax (provision) benefit	18	27	159	(735)
Total net change in unrealized gain (loss)	4,068	11,601	(3,836)	(4,540)
Total net realized and unrealized gain (loss) on investments	5,154	(1,506)	(5,358)	(10,948)

Net increase (decrease) in net assets resulting from operations	$36,643	$20,149	$86,872	$47,172

Per share data:
Net investment income per share - basic and diluted	$0.58	$0.62	$1.71	$1.85
Net increase (decrease) in net assets resulting from operations per share - basic and diluted	$0.67	$0.58	$1.61	$1.50
Weighted average common shares outstanding - basic and diluted	54,688.86	34,812.72	54,080.979	31,409.296

PORTFOLIO AND INVESTMENT ACTIVITY
(dollars in thousands)

	Three Months Ended September 30,
	2024	2023
Net funded investment activity
New gross commitments at par [1]	$225,612	$216,710
Net investments funded	203,159	150,866
Investments sold or repaid	(155,616)	(20,490)
Net funded investment activity	$47,543	$130,376

Gross commitments at par [1]
First-Lien Debt	$221,097	$193,794
Subordinated Debt	3,145	17,852
Equity Investments	1,370	5,064
Total gross commitments	$225,612	$216,710

Portfolio company activity
Portfolio companies, beginning of period	198	161
Number of new portfolio companies	18	14
Number of exited portfolio companies	(14)	(1)
Portfolio companies, end of period	202	174
Count of investments	457	363
Count of industries	26	24

New Investment Activity
Weighted average annual interest rate on new debt investments at par	9.63%	12.07%
Weighted average annual interest rate on new floating rate debt investments at par	9.59%	11.50%
Weighted average spread on new debt investments at par	5.00%	6.10%
Weighted average annual coupon on new debt investments at par	13.67%	13.80%
__________________
1 Gross commitments at par includes unfunded investment commitments.

See Notes to Consolidated Financial Statements